Exhibit 99.3 4th Quarter Earnings Conference Call January 17, 2020

2019 highlights Net Income(1) Adj. Revenue(2) Adj. Expenses(2) $1.5B $5.9B $3.4B Stable YoY + 2% YoY Flat YoY EPS(1) of $1.50 up 10% YoY NII stable; adjusted NIR(2) Adjusted expenses remain up 6% YoY well controlled Adj. PPI(2) Adj. positive Adj. efficiency (2) operating leverage(2) ratio + 5% YoY + 2% YoY 58.0% (2) Adj. PPI at highest level Adj. revenue(2) up 2%; Adj. efficiency ratio improvement since 2007 Adj. NIE(2) flat of 130bps YoY (1) Net income and EPS (diluted) from continuing operations available to common shareholders. (2) Non-GAAP, see appendix for reconciliation. 2

Delivering consistent performance Interest Rate Proactive strategic hedging Sensitivity program Credit Risk Balance sheet de-risking & Framework optimization Capital Allocation Focused on risk-adjusted returns Improving Simplify and Grow, technology, Efficiency priority markets, and efficiency 3

Balance sheet continues to reflect de- risking and optimization activities Adjusted average loans and leases Average deposits by segment ($ in billions) ($ in billions) $93.2 $94.1 $94.5 $79.0 $80.7 $80.4 1.5 1.4 0.6 8.0 7.8 7.9 28.4 28.2 28.4 26.3 25.7 26.6 50.6 52.5 52.0 57.4 59.2 59.4 4Q18 3Q19 4Q19 4Q18 3Q19 4Q19 Consumer Bank Corporate Bank Adjusted business loans(1) Adjusted consumer loans(1) Wealth Mgt Other(2) Expect full-year 2020 average loan balances to remain relatively stable on a reported basis, and grow in the low single digits on an adjusted basis (1) Non-GAAP, see appendix for reconciliation. (2) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). 4

Net interest income and net interest margin NII(1) and NIM NIM drivers ($ in millions) NIM Driver $971 $950 $931 3.44% 3Q19 (0.06)% Lower market interest rates 3.52% 0.02% Loan balances / mix 3.44% 0.01% Higher low cost deposit balances 3.39% (0.02)% Miscellaneous 3.39% 4Q19 4Q18 3Q19 4Q19 (1) NII NIM • Deposit costs declined 8 bps to 41 bps. 4Q19 deposit beta 28%, Total deposit costs in line with expected range of 25%-30% • Majority of forward starting hedges begin January 2020; balance 0.53 sheet insulated from movement in short-term rates • Further hedging and securities repositioning have reduced sensitivity to long-term rates in 2020 by half 0.46 0.49 ▪ In 4Q added $4.5B of forward starting hedges intended to 0.41 reduce impact of lower long-term rates on 2020 loan originations 9 9 9 9 1 1 1 1 Q Q Q Q • During 1Q expect the margin to expand into the low 3.40s as the 1 2 3 4 benefits of hedging strategy begin (1) Net interest income and other financing income on a fully taxable equivalent basis from continuing operations. 5

Growing non-interest income & disciplined expense management

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted non-interest income[1]

($ in millions)



$481
$557
$564
4Q18
3Q19
4Q19

- Adjusted non-interest income increased QoQ driven by service charges, wealth management and a record quarter for capital markets
- Offsetting items include decreased card & ATM fees, mortgage income, and other non-interest income

Adjusted non-interest expense[1]

($ in millions)



$843
$865
$869
58.1%
57.4%
58.1%
4Q18
3Q19
4Q19
Adjusted non-interest expense(1)
Adjusted efficiency ratio(1)

- Adjusted non-interest expense remained well-controlled, increasing slightly QoQ driven by S&B, marketing and professional fees
- Adjusted efficiency ratio[1] 58.1%
- Continued benefits from Simplify and Grow initiative
- Effective tax rate of approximately 20.3%

Committed to generate full-year 2020 adjusted positive operating leverage; 2020 effective tax rate of 20-22%

(1) Non-GAAP; see appendix for reconciliation.

REGIONS 6

Asset quality performing as expected Criticized business loans NPLs and coverage ratio ($ in millions) ($ in millions) $2,319 $2,251 $496 $507 $1,922 $462 840 889 939 169% 188% 171% 1,479 983 1,362 53 4Q18 3Q19 4Q19 4Q18 3Q19 4Q19 Classified Special mention NPLs - excluding LHFS Coverage ratio Net charge-offs and ratio • 4Q19 NCOs were 0.46% of average loans; full-year ($ in millions) NCOs were 0.43%, within full-year expectations of $95 $92 $96 40-50bps 30 30 31 • Provision equaled NCOs and ALLL represented 0.46% 0.46% 0.44% 1.05% of total loans and 171% of NPLs 65 62 65 • Continue to finalize CECL day one assumptions; expect impact to be in the $500-$530M range 4Q18 3Q19 4Q19 Consumer net Commercial net Net charge-offs ratio Expect full-year 2020 net charge-offs of 45-55 bps charge-offs charge-offs 7

Strong capital and liquidity position Tier 1 capital ratio(1) • Repurchased $132M or 7.8M shares of common stock and declared $149M in dividends to common shareholders in 4Q19 10.7% 10.8% 10.8% • CET1 ratio of 9.6% in line with target of 9.5% 4Q18 3Q19 4Q19 Common equity Tier 1 ratio(1) Loan-to-deposit ratio(2) 9.9% 88% 88% 85% 9.6% 9.6% 4Q18 3Q19 4Q19 4Q18 3Q19 4Q19 (1) Current quarter ratios are estimated. (2) Based on ending balances. 8

2019 results and 2020 expectations 2019 Scorecard 2020 Expectations FY 2019 FY 2019 Category Expectations Results Category FY 2020 Expectations Net charge-offs / average loans 40-50 bps 43 bps Net charge-offs / average loans 45-55 bps Adjusted average loan Low to mid-single (2) growth(1) digits 4.1% Adjusted average loan growth Low single digits Adjusted revenue Lower end of growth(1) 2-4% 2.3% Effective tax rate 20-22% Adjusted non-interest (2) expense(1) Relatively stable +0.3% Adjusted operating leverage Positive Effective tax rate 20-21% 20.3% Adjusted operating leverage(1) Positive 2.1% (1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or previous filings with the SEC. 9

Appendix 10

Proactive hedging strategy reduces sensitivity over time

GENERATING
Consistent Sustainable
Long-term Performance

Notional cash flow derivatives designated for short-term rate hedging at 12/31/19[1]

($ in billions)



-2.6%
-1.5%
-1.3%
-1.1%
-1.0%
-0.9%
-0.9%
-0.9%
$5.75
$6.25
$15.00
$16.50
$18.25
$18.50
$19.50
$19.50
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21

Legacy swaps

Fwd starting swaps

Fwd starting floors

Gradual -100bps shock(3)
(Terminal rates in -100bps shock vs. 12/31/19 forwards: Fed Funds=0.5%; 10yr UST=1.0%)

Cash-Flow Hedge	Notional	Fixed Rate/Strike[2]	Inclusive of deferred G/L[4]
Fwd Starting Swaps[1]	$7.75B	2.44%	2.49%
Fwd Starting Floors[1]	$6.75B	2.08%	
Legacy Swaps	$5.00B	1.49%	1.73%

- Comprehensive hedging strategy intended to protect NII and promote earnings stability
- Majority of hedges active in 1Q20
- Forward starting hedges mature ~5 years from start dates, protecting against lower rates for longer
- **Hedging stabilizes NII sensitivity profile to short-term rates in 2020 and beyond**
- **Roughly half of Regions' 2020 NII exposure to long-term rates has been reduced** through hedging and securities repositioning
  - $4.5B of forward starting long-term rate lock hedges added in 4Q19 aim to protect 2020 fixed-rate loan originations
  - Executed near current rate levels (10yr Treasury yield ~1.80%)
  - Expect to terminate long-term hedges on or before their respective start dates

(1) Swap notional short-term rate hedges only; excludes long-term rate locks. Combined notional amounts are $24.0B. Sensitivity includes long-term rate locks. (2) Weighted average strike price for forward starting floors excludes premiums paid. Swap and floor floating legs blend of 1m/3m LIBOR; primarily 1m LIBOR. (3) Estimated annual impact on NII from gradual parallel -100bps shock over 6 months vs. market forward rates, with all tenor points floored at their historical minimums minus 35bps. Forward in time sensitivity metrics calculated as current sensitivity plus completed incremental hedges and expected balance sheet remixing. Actual assumptions and resulting amounts may change. (4) Avg. receive fixed rate including amortization of deferred gains (losses) from terminated cash flow hedges.

REGIONS 11

Leveraged portfolio (outstanding balances as of December 31, 2019) Leveraged Balances by Industry Regions Leveraged Lending Definition - $6.2B in balances • Commitments greater than $10M • Leverage exceeds 3x senior debt; 4x total debt 15% • Purpose test secondary to leverage test 26% • Includes investment & non-investment grade loans (1) 13% Moody’s 2018 Regional Bank Survey Definition - $2.7B in $6.2B outstanding balances • Regions’ leveraged lending exposure just below the peer 8% (1) 11% average 8% 10% 9% Important Factors • Not a strategic growth objective; used to support client relationships • Sponsor owned clients as a percentage of total portfolio continue to decline Professional Services 15% Information 13% • Enhanced centralized underwriting, servicing, and credit Manufacturing 11% Financial Services 10% adjudication Wholesale 9% Healthcare 8% • Very limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B Restaurant & Accommodations 8% Other 26% (Portfolios <7% of total) • Approximately 78% of leveraged loans outstanding are also SNCs (1) As measured against TCE. Moody’s Investor Services – “Regional banks’ leveraged loan exposures are modest but growing” 12

SNC portfolio (outstanding balances as of December 31, 2019) Shared National Credit Balances by Industry 11% Portfolio Characteristics 9% • Diverse industry mix 8% 51% $20.0B 7% • 40% of balances are investment grade 7% • 24% of balances are leveraged 7% • 25% of balances are sponsor backed • 4% of SNC outstandings are criticized Financial Services 11% Energy 9% Manufacturing 8% Retail 7% Wholesale 7% Healthcare 7% Other 51% (Portfolios <6% of total) 13

Energy lending

GENERATING
Consistent Sustainable
Long-term Performance

	As of 12/31/19				
($ in millions)	**Total Commitments**	**Outstanding Balances**	**% Utilization**	**$ Criticized**	**% Criticized**
Oilfield services and supply (OFS)	$591	$412	70%	$165	40%
Exploration and production (E&P)	1,810	1,041	58%	225	22%
Midstream	1,589	642	40%	46	7%
Downstream	382	50	13%	—	—%
Other	328	27	8%	—	—%
Total direct	4,700	2,172	46%	436	20%
Indirect	962	433	45%	3	1%
Direct and indirect	5,662	2,605	46%	439	17%
Operating leases	29	29	—%	9	31%
Held for Sale	—	—	—%	—	—%
Total energy	$5,691	$2,634	46%	$448	17%

- Leader in the Energy lending business for over 50 years
- In 2019, growth in Energy commitments and outstandings have been essentially flat
- Charge-offs are $6 million for 2019
- No Leveraged loans within the direct energy related balances
- Utilization rate has remained between 40-60% since 1Q15
- Direct energy loans that are on non-accrual status are 5% of energy loans at 12/31/19
- Current underwriting to a stressed barrel of oil price of $39.20 and $1.88 per MCF for natural gas
- Clients are 37% oil hedged for 2020 and 13% oil hedged for 2021. Clients are 53% gas hedged for 2020 and 28% gas hedged for 2021. We expect these percentages to move up during the Spring Borrowing Base season as several clients took advantage of the recent spike in oil prices in early January.

Note: A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

REGIONS 14

Restaurant lending • Team of bankers in place with specialization in this As of 12/31/19 industry 53 % of ($ in Total Outstanding Outstanding millions) # of Clients* Commitments Balances % Utilization $ Criticized Criticized • Consumer spending will continue to support this Quick 2,795 $1,424 $1,161 82% $119 10% industry Service • Changes in consumer preferences have put Casual 36 614 492 80% 132 27% increased stress on the Casual segment Dining • Labor and food costs are rising Other 25 162 127 78% 7 6% • Greater risk focus on quality of sponsor Total 2,856 $2,200 $1,780 81% $258 14% • 27% of Restaurant outstandings are leveraged Restaurants • Charge-offs are $21 million for 2019 *Represents the number of clients with loan balances outstanding 15

Commercial retail lending

GENERATING Consistent Sustainable Long-term Performance

	As of 12/31/19					
($ in millions)	*# of Clients**	*Total Commitments*	*Outstanding Balances*	*% Utilization*	*$ Criticized*	*% Criticized*
REITs	27	$2,897	$1,269	44%	$0	—%
IRE	159	842	766	91%	113	15%
C&I:	8,097	2,238	1,248	56%	22	2%
Leveraged	18	454	303	67%	—	—%
Not Leveraged	8,079	1,784	945	53%	22	2%
CRE-OO	982	791	747	94%	31	4%
ABL	21	1,449	444	31%	89	20%
Total Retail (1)	9,286	$8,217	$4,474	54%	$255	6%

- Approximately $348 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls and outlet centers, comprised of ~$197 million Class A and ~$151 million Class B/C
- Portfolio exposure to REITs specializing in enclosed malls consists of a small number of credits
- IRE portfolio is widely distributed; largest tenants typically include 'basic needs' anchors
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$360 million outstanding to ~1,100 clients
  - Building materials, garden equipment & supplies ~$165 million outstanding to ~700 clients
  - Non-store retailers ~$50 million outstanding to ~400 clients
  - ~$40 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores and is largely term loans where a higher utilization rate is expected
- ABL portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely
- Charge-offs are $8 million for 2019

Note: Securities portfolio includes ~$558 million of post-crisis issued AAA rated CMBS with exposure to retail within the diversified collateral pool; protected with 47% credit enhancement (defease adjusted), and losses expected to be de minimis in severely adverse scenario; portfolio also includes ~$98 million in retail related high quality, investment grade corporate bonds

(1) Does not include $13 million of retail related operating leases. *Represents the number of clients with loan balances outstanding.

REGIONS 16

Other portfolios Manufacturing - Consumer Balances by Industry Transportation Balances by Industry As of 12/31/19 As of 12/31/19 Total Outstanding Total Outstanding ($ in millions) Commitments Balances % Utilization $ Criticized % Criticized ($ in millions) Commitments Balances % Utilization $ Criticized % Criticized Food, Beverage $1,286 $658 51% $73 11% General Freight $900 $568 63% $21 4% & Tobacco 53 Trucking - Long Distance Wood & Related 634 405 64% 11 3% Support 342 221 65% — —% Products Activities for Water Transportation Paper, Packaging 711 317 45% 8 3% & Printing Inland Water 381 270 71% — —% Transportation Textile & 493 268 54% 34 13% Apparel Specialized 247 167 68% 5 3% Freight Trucking Computer & 382 132 35% 14 11% Electronic Couriers & 196 19 10% — —% Products Messengers All Other 265 187 71% 11 6% Rail 139 138 99% — —% Transportation Total $3,771 $1,967 52% $151 8% Manufacturing- Scheduled Air 232 127 55% — —% Consumer Transportation • Manufacturing charge-offs are $8 million for 2019 (represents all Other 697 375 54% 36 10% manufacturing charge-offs not just Consumer) Total $3,134 $1,885 60% $62 3% • Transportation charge-offs are $7 million for 2019 Transportation 17

Consumer lending portfolio statistics Residential Mortgage Home Equity • Avg. origination FICO 750 • Avg. origination FICO 757 • Current LTV 59% • Current LTV 46% • 96% owner occupied • Only $409M of resets through 2021 • 66% of portfolio is 1st lien • Avg. loan size $40,085 Consumer Credit Card Indirect - Other Consumer Other Consumer • Avg. origination FICO 732 • Avg. origination FICO 760 • Avg. origination FICO 737 • Avg. new line $6,275 • Avg. new line $24,496 • Avg. new loan $8,671 • 4Q19 Yield 12.4% • 55% home improvement loans • 4Q19 NCO 4.2% • 4Q19 Yield 8.9% • 4Q19 NCO 3.0% 18

LIBOR transition
Four pillars of execution

GENERATING
Consistent Sustainable
Long-term Performance

- Regions completed a comprehensive LIBOR Impact Assessment in 1H 2019
- Regions has begun enterprise-wide efforts to transition to alternative rates consistent with industry timelines.

Core Products & Integration

How do we adjust existing platforms and prepare to offer a new rate(s)?

Cross functional team
- Corporate Banking Group
- Consumer Banking Group
- Private Wealth Mgt.
- Capital Markets
- Ops & Tech
- Finance
- Risk

Topics
- Loan origination process
- System updates
- Derivative systems
- Business deposits
- New swap arrangements

Financial Strategy & Forecasting

How do we forecast for the transition and measure its impact over time?

Cross functional team
- Strategic Planning
- Treasury
- Accounting
- Finance
- Capital Markets
- Corporate Banking Group
- Consumer Banking Group
- Ops & Tech
- Risk

Topics
- Financial forecasting
- Loan pricing
- Financial objectives
- Corporate hedging

Contracts

How will we treat existing contracts and incorporate industry fallback language?

Cross functional team
- Corporate Banking Group
- Consumer Banking Group
- Private Wealth Mgt.
- Capital Markets
- Risk Testing Organization
- Legal
- Ops & Tech

Topics
- Technology solutions to search and catalog LIBOR-based contracts
- Regions360 approach (clients w/ multiple products)
- Update fallback language

Communications

When and how do we communicate effectively to all stakeholders?

Cross functional team
- Corporate Banking Group
- Consumer Banking Group
- Private Wealth Mgt.
- Capital Markets
- Marketing
- Investor Relations
- Learning & Development
- Legal
- Corporate Communications

Topics
- Client education
- Associate training
- External communication
- Disclosures

REGIONS 19

Non-GAAP information Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), as well as the adjusted efficiency ratio (non-GAAP) and the adjusted fee income ratio (non- GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non- interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income and other financing income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance 20

Non-GAAP items impacting earnings Adjusted Items • 4Q19 items include charges associated Quarter Ended with ongoing efficiency efforts, (amounts in millions, except per share data) 12/31/2019 9/30/2019 12/31/2018 including $12 million of net expenses Non-GAAP adjusted items impacting earnings from continuing operations: associated with branch consolidations Pre-tax adjusted items: and property and equipment charges Loss on early extinguishment of debt $ (16) $ — $ — • Incurred $16 million loss related to the Branch consolidation, property and equipment charges (12) (5) (3) early extinguishment of debt Salaries and benefits related to severance charges — (1) (7) Securities gains (losses), net (2) — — • Recorded $2 million in securities losses Leveraged lease termination gains — 1 — during the quarter Diluted EPS impact* $ (0.02) $ — $ (0.01) * Based on income taxes at an approximate 25% incremental rate. 21

Non-GAAP reconciliation: adjusted average loans

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	Average Balances						
	4Q19	3Q19	4Q18	4Q19 vs. 3Q19		4Q19 vs. 4Q18	
Commercial and industrial	$ 39,743	$ 40,200	$ 38,111	$ (457)	(1.1)%	$ 1,632	4.3 %
Add: Purchasing card balances (1)	—	—	252	—	NM	(252)	(100.0)%
Adjusted commercial and industrial loans (non-GAAP)	**$ 39,743**	$ 40,200	$ 38,363	$ (457)	(1.1)%	$ 1,380	3.6 %
Total commercial loans	**$ 45,589**	$ 46,071	$ 44,307	$ (482)	(1.0)%	$ 1,282	2.9 %
Add: Purchasing card balances (1)	—	—	252	—	NM	(252)	(100.0)%
Adjusted total commercial loans (non-GAAP)	**$ 45,589**	$ 46,071	$ 44,559	$ (482)	(1.0)%	$ 1,030	2.3 %
Total business loans	**$ 51,974**	$ 52,459	$ 50,397	$ (485)	(0.9)%	$ 1,577	3.1 %
Add: Purchasing card balances (1)	—	—	252	—	NM	(252)	(100.0)%
Adjusted total business loans (non-GAAP)	**$ 51,974**	$ 52,459	$ 50,649	$ (485)	(0.9)%	$ 1,325	2.6 %
Total consumer loans	**$ 30,418**	$ 30,527	$ 31,476	$ (109)	(0.4)%	$ (1,058)	(3.4)%
Less: Indirect—vehicles	**1,948**	2,247	3,109	(299)	(13.3)%	(1,161)	(37.3)%
Adjusted total consumer loans (non-GAAP)	**$ 28,470**	$ 28,280	$ 28,367	$ 190	0.7 %	$ 103	0.4 %
Total loans	**$ 82,392**	$ 82,986	$ 81,873	$ (594)	(0.7)%	$ 519	0.6 %
Add: Purchasing card balances (1)	—	—	252	—	NM	(252)	(100.0)%
Less: Indirect—vehicles	**1,948**	2,247	3,109	(299)	(13.3)%	(1,161)	(37.3)%
Adjusted total loans (non-GAAP)	**$ 80,444**	$ 80,739	$ 79,016	$ (295)	(0.4)%	$ 1,428	1.8 %

(1) On December 31, 2018, purchasing cards were reclassified to commercial and industrial loans from other assets.
NM - Not Meaningful

REGIONS 22

Non-GAAP reconciliation: NII, non-interest income/expense, operating leverage and efficiency ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 12/31/2019	9/30/2019	12/31/2018	4Q19 vs. 3Q19		4Q19 vs. 4Q18	
Non-interest expense (GAAP)	A	**$ 897**	$ 871	$ 853	$ 26	3.0 %	$ 44	5.2 %
Adjustments:								
Branch consolidation, property and equipment charges		**(12)**	(5)	(3)	(7)	140.0 %	(9)	300.0 %
Salary and employee benefits—severance charges		**—**	(1)	(7)	1	(100.0)%	7	(100.0)%
Loss on early extinguishment of debt		**$ (16)**	$ —	$ —	(16)	NM	(16)	NM
Adjusted non-interest expense (non-GAAP)	B	**$ 869**	$ 865	$ 843	$ 4	0.5 %	$ 26	3.1 %
Net interest income and other financing income (GAAP)	C	**$ 918**	$ 937	$ 958	$ (19)	(2.0)%	$ (40)	(4.2)%
Taxable-equivalent adjustment		**13**	13	13	—	— %	—	— %
Net interest income and other financing income, taxable-equivalent basis - continuing operations	D	**$ 931**	$ 950	$ 971	$ (19)	(2.0)%	$ (40)	(4.1)%
Non-interest income (GAAP)	E	**$ 562**	$ 558	$ 481	$ 4	0.7 %	$ 81	16.8 %
Adjustments:								
Securities (gains) losses, net		**2**	—	—	2	NM	2	NM
Leveraged lease termination gains		**—**	(1)	—	1	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	F	**$ 564**	$ 557	$ 481	$ 7	1.3 %	$ 83	17.3 %
Total revenue	C+E=G	**$ 1,480**	$ 1,495	$ 1,439	$ (15)	(1.0)%	$ 41	2.8 %
Adjusted total revenue (non-GAAP)	C+F=H	**$ 1,482**	$ 1,494	$ 1,439	$ (12)	(0.8)%	$ 43	3.0 %
Total revenue, taxable-equivalent basis	D+E=I	**$ 1,493**	$ 1,508	$ 1,452	$ (15)	(1.0)%	$ 41	2.8 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	**$ 1,495**	$ 1,507	$ 1,452	$ (12)	(0.8)%	$ 43	3.0 %
Efficiency ratio (GAAP)	A/I	**60.1%**	57.7%	58.7%				
Adjusted efficiency ratio (non-GAAP)	B/J	**58.1%**	57.4%	58.1%				
Fee income ratio (GAAP)	E/I	**37.6%**	37.0%	33.1%				
Adjusted fee income ratio (non-GAAP)	F/J	**37.7%**	37.0%	33.1%				

NM - Not Meaningful

REGIONS 23

Non-GAAP reconciliation: NII, non-interest income/expense, operating leverage and efficiency ratio (continued)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Year Ended December 31 2019	2018	2019 vs. 2018	
Non-interest expense (GAAP)	K	$ 3,489	$ 3,570	$ (81)	(2.3)%
Adjustments:					
Contribution to the Regions Financial Corporation foundation		—	(60)	60	(100.0)%
Branch consolidation, property and equipment charges		(25)	(11)	(14)	127.3 %
Expenses associated with residential mortgage loan sale		—	(4)	4	(100.0)%
Salary and employee benefits—severance charges		(5)	(61)	56	(91.8)%
Loss on early extinguishment of debt		$ (16)	$ —	(16)	NM
Adjusted non-interest expense (non-GAAP)	L	$ 3,443	$ 3,434	$ 9	0.3 %
Net interest income and other financing income (GAAP)	M	$ 3,745	$ 3,735	$ 10	0.3 %
Taxable-equivalent adjustment		53	51	2	3.9 %
Net interest income and other financing income, taxable-equivalent basis - continuing operations	N	$ 3,798	$ 3,786	$ 12	0.3 %
Non-interest income (GAAP)	O	$ 2,116	$ 2,019	$ 97	4.8 %
Adjustments:					
Securities (gains) losses, net		28	(1)	29	NM
Leveraged lease termination gains		(1)	(8)	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans [1]		(8)	—	(8)	NM
Adjusted non-interest income (non-GAAP)	P	$ 2,135	$ 2,010	$ 125	6.2 %
Total revenue	M+O=Q	$ 5,861	$ 5,754	$ 107	1.9 %
Adjusted total revenue (non-GAAP)	M+P=R	$ 5,880	$ 5,745	$ 135	2.3 %
Total revenue, taxable-equivalent basis	N+O=S	$ 5,914	$ 5,805	$ 109	1.9 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	N+P=T	$ 5,933	$ 5,796	$ 137	2.4 %
Operating leverage ratio (GAAP)	S-K				4.2 %
Adjusted operating leverage ratio (non-GAAP)	T-L				2.1 %
Efficiency ratio (GAAP)	K/S	59.0%	61.5%		
Adjusted efficiency ratio (non-GAAP)	L/T	58.0%	59.3%		
Fee income ratio (GAAP)	O/S	35.8%	34.8%		
Adjusted fee income ratio (non-GAAP)	P/T	36.0%	34.7%		

NM - Not Meaningful

REGIONS 24

Non-GAAP reconciliation: Pre-tax pre-provision income (PPI) Quarter Ended ($ amounts in millions) 12/31/2019 9/30/2019 12/31/2018 4Q19 vs. 3Q19 4Q19 vs. 4Q18 Net income from continuing operations available to common shareholders (GAAP) $ 366 $ 385 $ 390 $ (19) (4.9)% $ (24) (6.2)% Preferred dividends (GAAP) 23 24 16 (1) (4.2)% 7 43.8 % Income tax expense (GAAP) 98 107 85 (9) (8.4)% 13 15.3 % Income from continuing operations before income taxes (GAAP) 487 516 491 (29) (5.6)% (4) (0.8)% Provision for loan losses (GAAP) 96 108 95 (12) (11.1)% 1 1.1 % Pre-tax pre-provision income from continuing operations (non- GAAP) 583 624 586 (41) (6.6)% (3) (0.5)% Other adjustments: Gain on sale of affordable housing residential mortgage loans (1) — — — — NM — NM Securities (gains) losses, net 2 — — 2 NM 2 NM Leveraged lease termination gains — (1) — 1 (100.0)% — NM Salaries and employee benefits—severance charges — 1 7 (1) (100.0)% (7) (100.0)% Branch consolidation, property and equipment charges 12 5 3 7 140.0% 9 300.0 % Loss on early extinguishment of debt 16 — — 16 NM 16 NM Total other adjustments 30 5 10 25 NM 20 200.0 % Adjusted pre-tax pre-provision income from continuing operations (non-GAAP) $ 613 $ 629 $ 596 $ (16) (2.5)% $ 17 2.9 % NM - Not Meaningful 25

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to stockholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. 26

Forward-looking statements (continued) • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. 27

Forward-looking statements (continued) • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible cessation or market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, hedging products, debt obligations, investments, and loans. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 28

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